                                  Exhibit 3.1

                           FIRST AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                        ACTON PERFORMANCE COMPANIES, INC.

      ARTICLE 1. The name of the corporation is ACTION PERFORMANCE COMPANIES, INC. (the "Corporation").

      ARTICLE 2. The purpose for which the Corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the Arizona Business Corporation Act of the State of Arizona, as it may be amended from time to time (the "Business Corporation Act").

      ARTICLE 3. The character of business that the Corporation conducts in the State of Arizona is manufacturing, licensing and selling motorsports and other collectibles and consumer items, and all manner of activity related thereto.

      ARTICLE 4.

      A. The Corporation shall have authority to issue a total of Thirty Million (30,000,000) shares of capital stock, consisting of:

            (1) Twenty-Five Million (25,000,000) shares of common stock, par value one cent ($.01) per share; and

            (2) Five Million (5,000,000) shares of serial preferred stock, no par value per share, of which Five Hundred (500) shares are designated as Class A Preferred Stock.

      B. The preferences, limitations and relative rights granted to or imposed on the respective classes of the capital stock of the Corporation, or the holders thereof are as follows:

            (1) Common Stock. Each issued and outstanding share of common stock will entitle the holder thereof to one (1) vote on any matter submitted to a vote of or for consent of shareholders generally.

            (2) Serial Preferred Stock. The board of directors is authorized to provide from time to time for the issuance of shares of serial preferred stock in series and to fix from time to time before issuance the designation, preferences, privileges and voting powers of the shares of each series of serial preferred stock and the restrictions or qualifications thereof, including, without limiting the generality of the foregoing, the following:

                  i. The serial designation and authorized number of shares;

                  ii. The dividend rate, the date or dates on which such dividends will be payable, and the extent to which such dividends may be cumulative;

                  iii. The amount or amounts to be received by the holders in the event of voluntary or involuntary dissolution or liquidation of the Corporation;

                  iv. The price or prices at which shares may be redeemed and any terms, conditions and limitations upon such redemption;

                  v. Any sinking fund provisions for redemption or purchase of shares of such series; and

                  vi. The terms and conditions, if any, on which shares may be converted into shares of other capital stock, or of other series of serial preferred stock of the Corporation.

      Each series of serial preferred stock, in preference to the common stock, may be entitled to dividends, from funds or other assets legally available therefor, at such rates, payable at such times and cumulative to such extent as may be fixed by the board of directors pursuant to the authority herein conferred upon it. In the event of dissolution or liquidation of the Corporation, voluntary or involuntary, the holders of the serial preferred stock, in preference to the common stock, may be entitled to receive such amount or amounts as may be fixed by the board of directors pursuant to the authority herein conferred upon it. Each issued and outstanding share of serial preferred stock will entitle the holder thereof only to those votes, if any, which may expressly be fixed as hereinafter provided for the respective series thereof and to voting rights on certain matters, and in certain circumstances, as set forth in this Article.

      Preference stock of any series redeemed, converted, exchanged, purchased or otherwise acquired by the Corporation shall be cancelled by the Corporation and returned to the status of authorized but unissued serial preferred stock unless otherwise provided herein or in resolutions of the board of directors duly filed with the Arizona Corporation Commission authorizing the issuance of the series.

      All shares of any series of serial preferred stock, as between themselves, shall rank equally and be identical; and all series of serial preferred stock, as between themselves shall rank equally and be identical except as set forth in resolutions of the board of directors duly filed with the Arizona Corporation Commission authorizing the issuance of the series.

            (3) Class A Preferred Stock.

                  i. Designation of Amount. The shares of this series shall be designated as the "Class A Preferred Stock" and the number of shares constituting this series shall be five hundred (500), which number may be decreased (but not increased) by the board of directors without the affirmative vote of all of the holders of the Class A Preferred Stock.

                  ii. Voting. The holders of each share of Class A Preferred Stock shall be entitled to vote on all matters on which holders of common stock are entitled to vote and shall be entitled to the number of votes equal to the largest number of full shares of the Corporation's common stock into which such share of Class A Preferred Stock could be converted pursuant to the provisions hereof, at the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, on the date such vote is taken or any written consent of stockholders is solicited or taken. Except as otherwise required by law or expressly provided for herein, the holders of shares of Class A Preferred Stock and common stock shall vote together and not as separate classes.


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
                  iii. Conversion.

                        (a) At any time beginning fourteen (14) months after the date of issuance of the Class A Preferred Stock, each holder of record of Class A Preferred Stock may, at the option of the holder, convert all of the Class A Preferred Stock held by that record holder into fully paid nonassessable shares of common stock.

                        (b) If a holder of record of Class A Preferred Stock wishes to convert all of its shares of Class A Preferred Stock pursuant hereto, the holder must (1) surrender the certificate or certificates evidencing all of such shares of Class A Preferred Stock, duly endorsed in blank for transfer, signature guaranteed, at the office of the Corporation, or at such other place as the Corporation shall designate, and (2) give written notice to the Secretary of the Corporation that the holder of record elects to convert all of the shares of Class A Preferred Stock. Within fifteen (15) days after receiving that notice and the certificate or certificates, the Corporation will issue and deliver, or cause to be issued and delivered, to the holder of record of the Class A Preferred Stock, a certificate or certificates for the number of shares of common stock to which that holder is entitled.

                        (c) Each share of Class A Preferred Stock shall be convertible into one thousand (1,000) shares of the Corporation's common stock. The number of shares of common stock into which the Class A Preferred Stock shall be convertible shall be appropriately adjusted for stock dividends, stock splits, reclassification or consolidation of, or other distributions to or for the benefit of holders of the Corporation's common stock of record prior to the conversion date.

                        (d) The Corporation will reserve and keep available out of its authorized but unissued shares of common stock, the full number of shares of common stock into which all shares of Class A Preferred Stock are convertible. If at any time the number of unauthorized but unissued shares of common stock is not sufficient to effect the conversion of all of the then outstanding shares of Class A Preferred Stock, the Corporation shall take such corporate action as it may deem reasonably necessary, including seeking approval of shareholders, to increase its authorized but unissued shares of common stock to such number of shares as shall be sufficient for such purpose.

                  vi. Dividends. The holders of the Class A Preferred Stock shall be entitled to receive dividends only if, when and as declared with respect to the common stock by the Corporation's board of directors, in an amount equal to that amount such holder would have received if its shares of Class A Preferred Stock had been converted into common stock pursuant to the provisions hereof at the record date for the determination of stockholders entitled to receive dividends. Unless the Corporation pays or declares dividends with respect to the common stock, the Corporation has no obligation to declare or pay dividends with respect to the Class A Preferred Stock.

                  v. Liquidation Preference.

                        (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of record of the Class A Preferred Stock shall be entitled to be paid before any distribution or payment is made upon any shares of common stock of the Corporation, in the amount of four thousand dollars ($4,000.00) per share of Class A


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
Preferred Stock held of record by each holder. The holders of Class A Preferred Stock shall not be entitled to any further payment. If upon any liquidation, dissolution or winding up of the Corporation, the Corporation's assets to be distributed among the holders of the Class A Preferred Stock are insufficient to permit payment to those holders of the per share amount they are entitled to be paid, then the entire assets to be distributed among the holders of the Class A Preferred Stock will be distributed pro rata among the holders of record of the Class A Preferred Stock based upon the number of shares of Class A Preferred Stock held of record by each holder.

                        (b) The merger or consolidation of the Corporation into or with another corporation (except if the Corporation is the surviving entity and the holders of capital stock of the Corporation immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation), or the sale of all or substantially all of the assets of the Corporation, shall be deemed to be a liquidation, dissolution, or winding up of the Corporation for purposes of this Article 4(B)(3)(v).

                        (c) The Corporation will mail written notice of any liquidation, dissolution, winding up, merger, consolidation or sale of all or substantially all of the Corporation's assets, not less than thirty (30) days prior to any such event, to each holder of record of the Class A Preferred Stock.

                  vi. Redemption.

                        (a) The Corporation may, at its sole option and discretion, at any time, and from time to time, (a) after the date on which the Class A Preferred Stock becomes convertible into common stock of the Corporation, and (b) after the date the Securities and Exchange Commission declares effective a registration statement filed by the Corporation under the Securities Act of 1933, as amended, with respect to common stock of the Corporation issuable upon conversion of the Class A Preferred Stock, redeem all or any portion of the Class A Preferred Stock then outstanding at the redemption price of four thousand dollars ($4,000.00) per share. If the Corporation redeems less than all of the Class A Preferred Stock, the shares shall be redeemed on a pro rata basis among the holders of record of the Class A Preferred Stock based upon the number of shares of Class A Preferred Stock held or record by each holder.

                        (b) The Corporation will mail written notice of each redemption of Class A Preferred Stock to each holder of record of Class A Preferred Stock not more than 60 nor less than 30 days prior to the date on which the redemption is to be made (the "Redemption Date"). Until the Redemption Date, the Company will have no obligation to redeem any shares of the Class A Preferred Stock and, at any time prior to the Redemption Date, the Corporation may, without any liability whatsoever, cancel any anticipated redemption by giving written notice of cancellation to each holder of Class A Preferred Stock. If fewer than the total number of shares of Class A Preferred Stock evidenced by any certificate are redeemed, a new certificate evidencing the number of redeemed shares of Class A Preferred Stock will be issued to the holder of record thereof without cost to that holder upon surrender of the certificate evidencing the redeemed shares of Class A Preferred Stock. Any shares of Class A Preferred Stock that are redeemed or otherwise acquired by the Corporation will be cancelled and will not be reissued, sold, or transferred.

                  vii. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the


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ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Class A Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation upon surrender of the certificate, the Corporation shall (at the holder's expense) execute and deliver in lieu of the certificate a new certificate of like kind representing the number of shares of Class A Preferred Stock represented by the lost, stolen, destroyed or mutilated certificate and dated the date of the lost, stolen, destroyed or mutilated certificate.

                  viii. Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of Class A Preferred Stock. Upon the surrender of any certificate representing Class A Preferred Stock at such place, the Corporation shall, at the request of the record holder of the certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Class A Preferred Stock represented by the surrendered certificate. Each new certificate shall be registered in the name and shall represent the number of shares of Class A Preferred Stock as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. In no event, however, shall the Corporation be required to effectuate any transfer of a certificate representing Class A Preferred Stock unless and until the Corporation shall have received an opinion of counsel reasonably acceptable to the Corporation (which opinion shall be furnished at the expense of the holder of the Certificate) to the effect that any such transfer may be made without registration under the Securities Act of 1933, as amended, or any applicable state securities laws.

      ARTICLE 5. The name and street address of the statutory agent of the Corporation are Robert S. Kant, One East Camelback Road, Suite 1100, Phoenix, Arizona 85012.

      ARTICLE 6. The street address of the known place of business for the Corporation is 2401 West 1st Street, Tempe, Arizona, 85281.

      ARTICLE 7. The board of directors shall consist of from one (1) to nine
(9) members. The names and addresses of the persons who presently serve as the members of the board of directors are:

      Name                                    Address
      ----                                    -------
      Fred W. Wagenhals                       2401 West 1st Street
                                              Tempe, Arizona 85281

      Tod J. Wagenhals                        2401 West 1st Street
                                              Tempe, Arizona 85281

      Christopher S. Besing                   2401 West 1st Street
                                              Tempe, Arizona 85281

      Russell W. Leicht, Jr.                  2401 West 1st Street
                                              Tempe, Arizona 85281

      Jack M. Lloyd                           2401 West 1st Street
                                              Tempe, Arizona 85281


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

      Name                                    Address
      ----                                    -------
      Robert H. Manschot                      2401 West 1st Street
                                              Tempe, Arizona 85281

      ARTICLE 8. The personal liability of any director of the Corporation to the Corporation or its shareholders for money damages for any action taken or any failure to take any action as a director is hereby eliminated to the fullest extent allowed by the Business Corporation Act.

      ARTICLE 9. The Corporation shall indemnify, and advance expenses to, to the fullest extent allowed by the Business Corporation Act, any person who incurs liability or expense by reason of such person acting as a director of the Corporation. This indemnification with respect to directors shall be mandatory, subject to the requirements of the Business Corporation Act, in all circumstances in which indemnification is permitted by the Business Corporation Act. In addition, the Corporation may, in its sole discretion, indemnify, and advance expenses to, to the fullest extent allowed by the Business Corporation Act, any person who incurs liability or expense by reason by such person acting as an officer, employee or agent of the Corporation, except where indemnification is mandatory pursuant to the Business Corporation Act, in which case the Corporation shall indemnify to the fullest extent required by the Business Corporation Act.

      ARTICLE 10. The Corporation shall have the right to pay dividends payable in shares of one class or series of stock to holders of shares of another class or series of stock of the Corporation, and no shareholder approval or ratification of any such dividend shall be required.

      ARTICLE 11. Unless the bylaws of the Corporation provide otherwise and the statutory agent expressly consents thereto in writing, all records required pursuant to the Business Corporation Act to be kept by the Corporation or the statutory agent shall not be kept by the statutory agent but shall be kept by the Corporation at the known place of business of the Corporation.


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
                              ARTICLES OF AMENDMENT
                        TO THE FIRST AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                       ACTION PERFORMANCE COMPANIES, INC.

      Action Performance Companies, Inc., an Arizona corporation (the "Corporation"), hereby adopts the following Articles of Amendment in accordance with Section 10-1006 of the Arizona Business Corporation Act.

      FIRST: The name of the Corporation is Action Performance Companies, Inc.

      SECOND: To increase the number of authorized shares of capital stock of the Corporation, Article 4, Section A of the First Amended and Restated Articles of Incorporation of the Corporation is hereby amended and restated in its entirety to read as set forth on Exhibit A hereto.

      THIRD: The amendment does not provide for an exchange, reclassification, or cancellation of issued shares.

      FOURTH: The foregoing amendment to the First Amended and Restated Articles of Incorporation of the Corporation was adopted by the board of directors of the Corporation as of the 2nd day of April, 2002.

      FIFTH: The foregoing amendment to the Articles of Incorporation was approved by the shareholders. There was one voting group eligible to vote on the amendment.

      SIXTH: The voting group consisting of 17,795,783 outstanding shares of common stock was entitled to 17,795,783 votes and there were 16,091,615 votes indisputably represented at the meeting.

      SEVENTH: The total number of shares that were voted for and against the amendment by each voting group entitled to vote separately on the amendment is as follows:

      VOTING GROUP      FOR                 AGAINST          ABSTAIN
      Common            14,257,369          1,825,232        9,014

      IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed these Articles of Amendment this 18th day of June, 2002.

                                          ACTION PERFORMANCE COMPANIES, INC.



                                          By:  /s/ R. David Martin
                                             ----------------------------------
                                          Name:    R. David Martin
                                               --------------------------------
                                          Its:  CFO
                                              ---------------------------------


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
                                    EXHIBIT A

      ARTICLE 4.

      A. The Corporation shall have authority to issue a total of Sixty-Seven Million Five Hundred Thousand (67,500,000) shares of capital stock, consisting of:

            (1) Sixty-Two Million Five Hundred Thousand (62,500,000) shares of common stock, par value one cent ($.01) per share; and

            (2) Five Million (5,000,000) shares of serial preferred stock, no par value per share.